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EXHIBIT 24

               [LOGO OF HARMAN, THOMPSON, MALLORY & ICE, A.C.]
                    Harman, Thompson, Mallory & Ice, A.C.
                         Certified Public Accountants



                      CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Commercial BancShares, Inc. and Subsidiaries
Parkersburg, West Virginia


          We consent to incorporation by reference of our report dated February 16, 1994 relating to the consolidated balance sheet of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which appears in Commercial BancShares, Inc.'s annual report and Form 10K for 1993. Similarly, we also consent to reference to our firm in the Management's Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above-referenced annual report and Form 10K.


                              Harman, Thompson, Mallory & Ice, A.C.
                              Certified Public Accountants


Parkersburg, West Virginia
March 28, 1994

   TOWN SQUARE, P.O. BOX 148, PARKERSBURG, WEST VIRGINIA 26102 304/485-6584